UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D)
                 OF THE SECURITIES EXCHANGE ACT OF 1934


                          FEBRUARY 19, 1999
                     ------------------------------
                    (Date of earliest event reported)


                   Commission file number: 333-17227

                         Vermilion Bancorp, Inc.
----------------------------------------------------------------------
     (Exact name of small business issuer as specified in its charter)


              Delaware                    37-1363755
---------------------------------   -----------------------------
(State or other jurisdiction of      (IRS Employer Identification
 incorporation or organization)                  Number)


        714 North Vermilion Street, Danville, Illinois 61832
-----------------------------------------------------------------
         (Address of principal executive offices)


                       (217) 442-0270
-----------------------------------------------------------------
                   (Issuer's telephone number)


                       Not Applicable
-----------------------------------------------------------------
 (Former name, former address and former fiscal year, if changed since last report)




Item 5.   Other Events


      On February 19, 1999, Vermilion Bancorp, Inc. (the "Company") announced that the Board of Directors has authorized the repurchase of up to 15,870 shares or 4 percent, of the outstanding common stock of the Company. For additional information, reference is made to the Press Realease, February 19, 1999, which is attached hereto as Exhibits 99 and is incorporated herein by reference.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements.

          Not Applicable.

     (b)  Pro Forma Financial Information.

          Not Applicable.

     (c)  Exhibits:

          99         Press Release dated February 19, 1999



                     SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  Vermilion Bancorp, Inc.

Date: February 19, 1999           By:  /s/Merrill Norton
                                      -------------------
                                      Merrill G. Norton
                                      President/CEO


Exhibit 99


                          PRESS RELEASE

         VERMILION BANCORP, INC. ANNOUNCES THE INITIATION OF
            OPEN MARKET STOCK PURCHASES TO FUND THEIR
            MANAGEMENT RECOGNITION AND RETENTION PLAN


Danville, Illinois - February 19, 1999 - The Board of Directors of Vermilion Bancorp, Inc. (Electronic BB: VBAS) (the "Company") is announcing the initiation of open market stock purchases to fund the 1998 Recognition and Retention plan approved in 1998 at the regular annual meeting of the stockholders. Vermilion Bancorp, Inc. will make open market purchases with funds of the Company. Purchases will be made from time to time at the discretion of management in compliance with the Board of Directors instructions with a maximum purchase for the plan of 15,870 shares of the Company common stock.

Vermilion Bancorp, Inc. is the holding company for AMERICAN
SAVINGS BANK OF DANVILLE which operates two full service community banking facilities in Danville, Illinois.

At December 31, 1998 the Company had total assets of 44.3 million dollars and stockholder's equity of 6.4 million dollars.

Contact:
Merrill Norton, President
(217) 442-0270
Fax (217) 442-0271